Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2013

•Annual revenue growth of 23% to a record $5.1 billion
•Fourth quarter 2013 diluted EPS increases 24%
•Annual organic revenue growth for parts and services of 11%
•Announces 20 new Euro Car Parts branches for 2014

Chicago, IL (February 27, 2014) - LKQ Corporation (Nasdaq:LKQ) today announced results for its fourth quarter and full year ended December 31, 2013. Net income for the fourth quarter was $77.9 million and diluted earnings per share was $0.26, a 23.8% increase over the $0.21 reported for the fourth quarter in 2012. For the full year 2013, net income was $311.6 million and diluted earnings per share was $1.02, a 17.2% increase over the $0.87 reported for 2012. The Company noted that full year 2013 diluted earnings per share included charges equal to $0.04 per share resulting from restructuring and acquisition related expenses, a loss on debt extinguishment and the change in fair value of contingent consideration liabilities. Additionally, full year 2012 diluted earnings per share included a $0.04 per share gain from the settlement of a previously disclosed lawsuit and a $0.01 per share loss related to restructuring and acquisition related expenses and the change in fair value of contingent consideration.

"We reached a major milestone in 2013 by surpassing $5 billion in annual revenue for the first time. We also delivered double digit revenue, diluted earnings per share, and parts and services organic revenue growth in 2013 while simultaneously expanding our footprint and product offerings in North America and Europe. I am particularly proud of the 24% growth in our diluted earnings per share for the fourth quarter and the record full year results,” stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation.

Fourth Quarter 2013 Reported Results

For the fourth quarter of 2013, revenue was $1.32 billion compared with $1.07 billion for the fourth quarter of 2012, an increase of 23.3%. Net income for the fourth quarter was $77.9 million compared with $62.2 million in the prior year, an increase of 25.2%. For the fourth quarter, total organic revenue growth was 7.7%, including parts and services revenue growth of 9.9%. Acquisition revenue growth for the fourth quarter was 15.8%.

Full Year 2013 Reported Results

For the full year of 2013, revenue was $5.06 billion compared with $4.12 billion in 2012, an increase of 22.8%. Net income for the full year was $311.6 million compared with $261.2 million for the prior year, an increase of 19.3%. For the full year of 2013, total organic revenue growth was 9.3%, including parts and services revenue growth of 11.0%. Acquisition revenue growth for 2013 was 13.8%, while changes in foreign exchange rates had a 0.4% negative impact on revenue.

Balance Sheet and Liquidity

As of December 31, 2013, LKQ’s balance sheet reflected cash and equivalents of $150 million and outstanding debt of $1.31 billion, including obligations outstanding under the Company’s credit facility of $673 million ($439 million of term loans and $234 million of revolver borrowings) and senior notes of $600 million. Total availability under the credit facility at December 31, 2013 was approximately $1.1 billion, and availability under the Company’s asset securitization program was $80 million.

Other Events

During the fourth quarter of 2013, LKQ acquired an aftermarket parts and remanufactured bumper distributor in Wisconsin; a new and refurbished wheel distribution business in New York; and a self service yard in Indiana. LKQ’s European operations opened ten Euro Car Parts branches in the fourth quarter of 2013 and plans to open 20 new branches during 2014. As of December 31, 2013, the Company operated from 145 Euro Car Parts branches in the United Kingdom and 26 paint distribution branches.

On January 3, 2014, the Company completed its acquisition of Keystone Automotive Operations, Inc., a leading distributor and marketer of specialty aftermarket equipment and accessories in North America, for approximately $450 million. After drawing the funds for the Keystone acquisition, availability under the Company’s credit facility and asset securitization program was approximately $700 million.

Company Outlook

2014 Guidance
Organic revenue growth for parts & services	8.0% to 10.0%
Net income	$400 million to $430 million
Diluted EPS	$1.30 to $1.40
Cash flow from operations	Approximately $375 million
Capital expenditures	$110 million to $140 million

Guidance for 2014 is based on current conditions (including 2014 acquisitions completed to date) and excludes the impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); and capital spending related to future business acquisitions.

Quarterly Conference Call

LKQ will host a conference call and Webcast on February 27, 2014 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.

To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 425950#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through March 21, 2014. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is North America’s largest provider of alternative collision parts, and a leading provider of recycled and remanufactured mechanical parts including engines and transmissions, all in connection with the repair of automobiles and other vehicles. LKQ is also a leading distributor and marketer of specialty aftermarket equipment and accessories in North America. LKQ is the largest distributor of mechanical and collision alternative parts in the United Kingdom, and the largest distributor of mechanical parts in the Netherlands. LKQ also has operations in Taiwan, Belgium and France. LKQ operates more than 570 facilities, offering its customers a broad range of replacement systems, components, equipment, and parts to repair and accessorize automobiles, trucks, recreational and performance vehicles.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook or guidance, expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer ("OEM") replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of alternative automotive products;

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems; and

•	other risks that are described in our Form 10-K filed March 1, 2013 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Income
( In thousands, except per share data )

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$1,316,689	$1,067,915	$5,062,528	$4,122,930
Cost of goods sold (1)	771,016	622,794	2,987,126	2,398,790
Gross margin	545,673	445,121	2,075,402	1,724,140
Facility and warehouse expenses	113,601	93,878	425,081	347,917
Distribution expenses	111,914	98,444	431,947	375,835
Selling, general and administrative expenses	160,438	131,130	597,052	495,591
Restructuring and acquisition related expenses	2,782	193	10,173	2,751
Depreciation and amortization	23,119	17,132	80,969	64,093
Operating income	133,819	104,344	530,180	437,953
Other expense (income):
Interest expense	14,644	8,611	51,184	31,429
Loss on debt extinguishment	—	—	2,795	—
Change in fair value of contingent consideration liabilities	739	(144)	2,504	1,643
Interest and other income, net	(140)	(742)	(2,130)	(4,286)
Total other expense, net	15,243	7,725	54,353	28,786
Income before provision for income taxes	118,576	96,619	475,827	409,167
Provision for income taxes	40,712	34,431	164,204	147,942
Net income	$77,864	$62,188	$311,623	$261,225
Earnings per share:
Basic	$0.26	$0.21	$1.04	$0.88
Diluted	$0.26	$0.21	$1.02	$0.87
Weighted average common shares outstanding:
Basic	300,644	297,213	299,574	295,810
Diluted	305,199	302,075	304,131	300,693

(1)
Cost of goods sold for the three months and year ended December 31, 2012 included gains of $0.7 million and $17.9 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Balance Sheets
(In thousands, except share and per share data)

	December 31, 2013	December 31, 2012
Assets
Current Assets:
Cash and equivalents	$150,488	$59,770
Receivables, net	458,094	311,808
Inventory	1,076,952	900,803
Deferred income taxes	63,938	53,485
Prepaid income taxes	8,069	29,537
Prepaid expenses and other current assets	42,276	28,948
Total Current Assets	1,799,817	1,384,351
Property and Equipment, net	546,651	494,379
Intangibles	2,091,183	1,796,999
Other Assets	81,123	47,727
Total Assets	$4,518,774	$3,723,456
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$349,069	$219,335
Accrued expenses	198,769	134,822
Income taxes payable	17,440	2,748
Contingent consideration liabilities	52,465	42,255
Other current liabilities	18,675	17,068
Current portion of long-term obligations	41,535	71,716
Total Current Liabilities	677,953	487,944
Long-Term Obligations, Excluding Current Portion	1,264,246	1,046,762
Deferred Income Taxes	133,822	102,275
Contingent Consideration Liabilities	3,188	47,754
Other Noncurrent Liabilities	88,820	74,627
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 and 500,000,000 shares authorized, 300,805,276 and 297,810,896 shares issued and outstanding at December 31, 2013 and 2012, respectively	3,008	2,978
Additional paid-in capital	1,006,084	950,338
Retained earnings	1,321,642	1,010,019
Accumulated other comprehensive income	20,011	759
Total Stockholders’ Equity	2,350,745	1,964,094
Total Liabilities and Stockholders’ Equity	$4,518,774	$3,723,456

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Cash Flows
( In thousands )

	Year Ended
	December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$311,623	$261,225
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,463	70,165
Stock-based compensation expense	22,036	15,634
Deferred income taxes	4,279	4,222
Excess tax benefit from stock-based payments	(18,348)	(15,737)
Other	9,630	4,515
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(44,670)	(12,813)
Inventory	(69,222)	(95,042)
Prepaid income taxes/income taxes payable	49,993	(774)
Accounts payable	49,641	(15,097)
Other operating assets and liabilities	26,631	(10,108)
Net cash provided by operating activities	428,056	206,190
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(90,186)	(88,255)
Proceeds from sales of property and equipment	2,100	1,057
Investment in unconsolidated subsidiary	(9,136)	—
Acquisitions, net of cash acquired	(408,384)	(265,336)
Net cash used in investing activities	(505,606)	(352,534)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	15,392	17,693
Excess tax benefit from stock-based payments	18,348	15,737
Debt issuance costs	(16,940)	(253)
Net borrowings of long-term obligations	149,141	123,895
Net cash provided by financing activities	165,941	157,072
Effect of exchange rate changes on cash and equivalents	2,327	795
Net increase in cash and equivalents	90,718	11,523
Cash and equivalents, beginning of period	59,770	48,247
Cash and equivalents, end of period	$150,488	$59,770

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
( In thousands, except per share data )

	Three Months Ended December 31,
Operating Highlights	2013		2012
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,316,689	100.0%	$1,067,915	100.0%	$248,774	23.3%
Cost of goods sold	771,016	58.6%	622,794	58.3%	148,222	23.8%
Gross margin	545,673	41.4%	445,121	41.7%	100,552	22.6%
Facility and warehouse expenses	113,601	8.6%	93,878	8.8%	19,723	21.0%
Distribution expenses	111,914	8.5%	98,444	9.2%	13,470	13.7%
Selling, general and administrative expenses	160,438	12.2%	131,130	12.3%	29,308	22.4%
Restructuring and acquisition related expenses	2,782	0.2%	193	0.0%	2,589	n/m
Depreciation and amortization	23,119	1.8%	17,132	1.6%	5,987	34.9%
Operating income	133,819	10.2%	104,344	9.8%	29,475	28.2%
Other expense (income):
Interest expense	14,644	1.1%	8,611	0.8%	6,033	70.1%
Change in fair value of contingent consideration liabilities	739	0.1%	(144)	(0.0)%	883	613.2%
Interest and other income, net	(140)	(0.0)%	(742)	(0.1)%	602	81.1%
Total other expense, net	15,243	1.2%	7,725	0.7%	7,518	97.3%
Income before provision for income taxes	118,576	9.0%	96,619	9.0%	21,957	22.7%
Provision for income taxes	40,712	3.1%	34,431	3.2%	6,281	18.2%
Net income	$77,864	5.9%	$62,188	5.8%	$15,676	25.2%
Earnings per share:
Basic	$0.26		$0.21		$0.05	23.8%
Diluted	$0.26		$0.21		$0.05	23.8%
Weighted average common shares outstanding:
Basic	300,644		297,213		3,431	1.2%
Diluted	305,199		302,075		3,124	1.0%

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
( In thousands, except per share data )

	Year Ended December 31,
Operating Highlights	2013		2012
		% of Revenue		% of Revenue	Change	% Change
Revenue	$5,062,528	100.0%	$4,122,930	100.0%	$939,598	22.8%
Cost of goods sold (1)	2,987,126	59.0%	2,398,790	58.2%	588,336	24.5%
Gross margin	2,075,402	41.0%	1,724,140	41.8%	351,262	20.4%
Facility and warehouse expenses	425,081	8.4%	347,917	8.4%	77,164	22.2%
Distribution expenses	431,947	8.5%	375,835	9.1%	56,112	14.9%
Selling, general and administrative expenses	597,052	11.8%	495,591	12.0%	101,461	20.5%
Restructuring and acquisition related expenses	10,173	0.2%	2,751	0.1%	7,422	269.8%
Depreciation and amortization	80,969	1.6%	64,093	1.6%	16,876	26.3%
Operating income	530,180	10.5%	437,953	10.6%	92,227	21.1%
Other expense (income):
Interest expense	51,184	1.0%	31,429	0.8%	19,755	62.9%
Loss on debt extinguishment	2,795	0.1%	—	0.0%	2,795	n/m
Change in fair value of contingent consideration liabilities	2,504	0.0%	1,643	0.0%	861	52.4%
Interest and other income, net	(2,130)	(0.0)%	(4,286)	(0.1)%	2,156	50.3%
Total other expense, net	54,353	1.1%	28,786	0.7%	25,567	88.8%
Income before provision for income taxes	475,827	9.4%	409,167	9.9%	66,660	16.3%
Provision for income taxes	164,204	3.2%	147,942	3.6%	16,262	11.0%
Net income	$311,623	6.2%	$261,225	6.3%	$50,398	19.3%
Earnings per share:
Basic	$1.04		$0.88		$0.16	18.2%
Diluted	$1.02		$0.87		$0.15	17.2%
Weighted average common shares outstanding:
Basic	299,574		295,810		3,764	1.3%
Diluted	304,131		300,693		3,438	1.1%

(1)	Cost of goods sold for the year ended December 31, 2012 included gains of $17.9 million resulting from certain settlements of a class action lawsuit against several of our suppliers.

The following unaudited table reconciles net income to EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)
Net income	$77,864	$62,188	$311,623	$261,225
Depreciation and amortization	24,595	18,591	86,463	70,165
Interest expense, net	14,538	8,528	50,825	31,215
Loss on debt extinguishment (1)	—	—	2,795	—
Provision for income taxes	40,712	34,431	164,204	147,942
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$157,709	$123,738	$615,910	$510,547
EBITDA as a percentage of revenue	12.0%	11.6%	12.2%	12.4%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended
	December 31,
	2013	2012	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
North America	$790,916	$732,195	$58,721	8.0%
Europe	378,974	188,425	190,549	101.1%
Parts and services	1,169,890	920,620	249,270	27.1%
Other	146,799	147,295	(496)	(0.3)%
Total	$1,316,689	$1,067,915	$248,774	23.3%

Revenue changes by category for the three months ended December 31, 2013 vs. 2012:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	2.6%	5.9%	(0.4)%	8.0%
Europe	75.1%	25.2%	0.8%	101.1%
Parts and services	17.4%	9.9%	(0.2)%	27.1%
Other	5.5%	(5.7)%	(0.1)%	(0.3)%
Total	15.8%	7.7%	(0.2)%	23.3%

	Year Ended
	December 31,
	2013	2012	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
North America	$3,171,733	$2,868,980	$302,753	10.6%
Europe	1,257,847	694,896	562,951	81.0%
Parts and services	4,429,580	3,563,876	865,704	24.3%
Other	632,948	559,054	73,894	13.2%
Total	$5,062,528	$4,122,930	$939,598	22.8%

Revenue changes by category for the year ended December 31, 2013 vs. 2012:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	4.8%	6.0%	(0.2)%	10.6%
Europe	50.5%	31.8%	(1.3)%	81.0%
Parts and services	13.7%	11.0%	(0.4)%	24.3%
Other	14.8%	(1.5)%	(0.1)%	13.2%
Total	13.8%	9.3%	(0.4)%	22.8%

The following unaudited table compares our revenue and EBITDA by reportable segment:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)
Revenue
North America	$937,316	$879,115	$3,802,929	$3,426,858
Europe	379,373	188,800	1,259,599	696,072
Total revenue	$1,316,689	$1,067,915	$5,062,528	$4,122,930
EBITDA
North America (1)	$122,543	$109,308	$484,824	$440,448
Europe (2) (3)	35,166	14,430	131,086	70,099
Total EBITDA	$157,709	$123,738	$615,910	$510,547

(1)
For the three months and year ended December 31, 2012, North America EBITDA included gains of $0.7 million and $17.9 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers. North America EBITDA during the three months and year ended December 31, 2012 also included net gains of $1.8 million and $2.0 million, respectively, from the change in fair value of contingent consideration liabilities related to certain of our acquisitions.

(2)
Included within EBITDA of our European segment are losses of $0.6 million and $1.7 million during the three months ended December 31, 2013 and 2012, respectively, from the change in fair value of contingent consideration liabilities, primarily related to our 2011 ECP acquisition. During the years ended December 31, 2013 and 2012, our European segment recognized losses of $3.2 million and $3.6 million, respectively, related to the remeasurement of these contingent consideration liabilities.

(3)
For the three months and year ended December 31, 2013, Europe EBITDA included restructuring and acquisition related expenses of $2.1 million and $7.4 million, respectively, related primarily to the acquisitions of Sator Beheer and five automotive paint distribution businesses in the U.K.